EXHIBIT 23.1           Consent of Tanner + Co.

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation of our report dated December __, 1999 except for Note 23, which is dated January 8, 1999, included in this Annual Report on Form 10-K, into the Biomune Systems, Inc. previously filed Registration Statements on Form S-8, File Nos. 333-29113 and 333-18157.


TANNER + CO.

Salt Lake City, Utah
January ___, 2000